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                                                                     Exhibit 5.1

                                                                  April 26, 1999


Online Resources & Communications Corporation
7600 Colshire Drive
McLean, Virginia  22102

         Re: Online Resources & Communications Corporation Registration Statement on Form S-1


Ladies and Gentlemen:

         We have acted as special counsel to Online Resources & Communications Corporation, a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-1 (the "Registration Statement") pertaining to the registration of $40,000,000 of the Company's Common Stock, $0.0001 par value ("Common Stock"), being offered by the Company (the "Initial Shares"), and up to $6,000,000 of additional Common Stock being registered for sale pursuant to an overallotment option (the "Option Shares").

         We have examined such documents and records as we deemed appropriate, including the following:

         (i) The Company's form of Amended and Restated Certificate of Incorporation.

         (ii)     The Company's form of Amended and Restated Bylaws.

         (iii) Resolutions duly adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement.

         In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.




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Online Resources & Communications Corporation
April 26, 1999
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         Based upon the foregoing, we are of the opinion that:

         The Initial Shares and the Option Shares have been duly authorized, and when issued subject to effectiveness of the Registration Statement and compliance with applicable state securities laws, will be validly issued by the Company, fully paid and nonassessable.

         We express no opinion as to the laws of any jurisdiction other than the State of Delaware and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any abbreviated registration statement, in connection with the offering covered by the Registration Statement, filed pursuant to Rule 462(b) under the Securities Act and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.


                                        Very truly yours,

                                        PATTON BOGGS LLP

                                        By:/s/ Mary M. Sjoquist
                                           -----------------------------
                                           Mary M. Sjoquist